Exhibit 99.1

interactive technology solutions

FOR IMMEDIATE RELEASE

Bridgeline Digital Acquires Florida Based Magnetic

WOBURN, Mass., Oct. 4, 2011 (GLOBE NEWSWIRE) -- Bridgeline Digital, Inc. (Nasdaq: BLIN) announced today that it has acquired Magnetic Corp., expanding Bridgeline Digital's presence and iAPPS distribution into the Florida marketplace.

Founded in 1997, Magnetic is an award-wining interactive technology Company that provides web application development, web design, mobile application development, usability, web content management system implementations, and eCommerce implementations for its customers.

For the past 6 consecutive years, Magnetic has been selected as one the Best Places to Work in the Tampa, Florida metropolitan area by the Tampa Bay Business Journal. In addition, Magnetic is a Microsoft Gold Certified Development Partner. In 2010, Magnetic had annual sales of over $2 million and is profitable; servicing a .NET customer base that includes SunGard, the Florida State Golf Association, and Moffitt Cancer Center. To learn more about Magnetic, please visit www.magnetic.com.

Bridgeline Digital acquired Magnetic for $1.03 million dollars, in a combination of cash, common stock, and earn-out consideration based on certain future financial performance. Magnetic's Chief Executive Officer, Jennifer Bakunas, has joined Bridgeline Digital as Sr. Vice President and General Manager for the Florida region. Jennifer Bakunas was recently selected as a BusinessWoman of the Year Finalist by the Tampa Bay Business Journal.

"We are excited about our merger with Bridgeline," stated Jennifer Bakunas, Chief Executive Officer of Magnetic. "We are impressed with iAPPS and we believe our customer base and the Florida market will be very interested in the iAPPS product suite. It's an impressive and powerful web engagement management product suite. In addition, we believe Bridgeline's disciplines in sales and engagement delivery methodologies will help us to significantly grow the Florida region."

Thomas Massie, Bridgeline Digital's Chairman and Chief Executive Officer, stated, "We are ecstatic about our merger with the Magnetic team. They have outstanding development and delivery capabilities. In addition, we believe their deep knowledge in web content management and eCommerce will enhance iAPPS distribution in the Florida marketplace."

About Bridgeline Digital

Bridgeline Digital is a developer of an award-winning web experience management product suite and award-winning interactive business technology solutions that help customers leverage best in class web-based technologies to achieve their business objectives. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, eCommerce, eMarketing, and Analytics capabilities into the heart of websites, online stores, intranets, extranets, and portals -- enabling business users to swiftly enhance and optimize the value of their web properties. iAPPS flexible architecture provides customers with a state of the art Cloud based deployment or traditional dedicated server deployments.

Combined with award-winning interactive technology development services by Microsoft Gold-Certified development teams, Bridgeline Digital helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline's teams of developers specialize in web application development, e-commerce development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Digital is headquartered near Boston, with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Sun Chemical, Honeywell, Blue Cross Blue Shield, Novartis, Shaw Flooring, Marriott International, Berkshire Life, PODS, Budget Rent A Car, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, and the American Academy of Pediatrics. To learn more about Bridgeline, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions including the risks described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

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BRIDGELINE Contact:
Michael Prinn
Senior Vice President & Chief Accounting Officer
Bridgeline Digital, Inc.
781-497-3016
mprinn@blinedigital.com

Jennifer Bakunas
Chief Executive Officer
Magnetic Corp.
813-514-4702
jennifer@magnetic.com